Exhibit 10.5

Addendum of Unprotected Lease Agreement dated June 16, 2006

Drawn up and signed on the 24th day of the month of February 2016

Between:	Ayalot Investments (Ramat Vered) 1994 Ltd Company No. 512022401 Of 7 Jabotinsky St., Ramat Gan (Hereinafter: “the Lessor”)

Of the first part;

And between:	SciVac Ltd Company No. 513679555 13 Gad Rd. Rehovot PO Box 580, 7610303 (Hereinafter: “the Lessee”)

Of the second part;

Whereas:	The Lessee in its previous name, SciGen (IL) Ltd and the entity that preceded the Lessor, Africa Israel Properties Ltd, Ayalot Investments (Ramat Vered) 1994 Ltd and Sharda Ltd (hereinafter collectively: “the First Lessor”) signed a lease agreement including all appendixes thereof on June 16, 2006 with relation to the leased premises situated in the Rehovot Park that is in block 3649, part of parcels 8-9 (hereinafter: “the Park”) (the Lease Agreement including all Appendixes thereof shall be referred hereinafter: “the Lease Agreement”);

And whereas:

From time to time the Lessee signed addenda for the lease of additional areas in the Park and the extension of the lease in the said areas (the Lease Agreement, Appendixes thereof and all addenda signed in connection therewith shall be referred hereinafter: “the Primary Agreement”).

A certificate of change of the Lessee’s name is enclosed with this Addendum as Appendix A.

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And whereas:	The Lessor purchased from the said First Lessor the rights in the Park and stepped in and took over the First Lessor for all intents and purposes and became the full right holder in the Park and shall solely constitute “the Lessor” in the Lease Agreement for all intents and purposes;

And whereas:	At the time of signing this Addendum the total areas that the Lessee leases from the Lessor are the following areas: an area of 1,718sqm gross in floor B of the Building known as Stage C, an area of 404sqm gross in floor B of the Building known as Stage C, an area of 420sqm gross and an area of 134sqm gross in floor B of the Building known as Stage A (for the sake of convenience all the areas specified above shall be referred hereinafter collectively: “the Leased Premises”), without derogating from the said in section 2 of Appendix A of the Lease Agreement;

And whereas:	At the time of signing this Addendum the Lessee already uses a floor protected space area of approximately 35sqm gross in the Building known as stage C of the Park in the interim floor between floors 2 and 3 of the west wing (hereinafter: “Authorized Area”);

And whereas:	The Term of Lease of the Lessee in the Leased Premises and in the Authorized Area expires on January 31, 2017 in accordance with the Primary Agreement;

And whereas:	The Lessee wishes to extend the Term of Lease in the Leased Premises and in the Authorized Area and the Lessor agrees to the said in accordance with the provisions set forth in this Addendum hereunder;

And whereas:	The Lessee wishes to lease an additional area of 420sqm gross that is situated in floor B of Stage A and that is highlighted in red in the blueprint enclosed with this Addendum as Appendix B (hereinafter: “Additional Leased Premises”) and the Lessor agreed to lease to the Lessee the said area in accordance with the provisions set forth in this Addendum hereunder;

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

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Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows:

1.	The preamble to this Addendum shall be deemed an integral part thereof.

2.	The headings of the sections in this Addendum will serve for the purpose of orientation and convenience only, and will not serve for the purpose of interpreting the Addendum.

3.	The said in this Addendum shall amend and modify the Primary Agreement solely in sections and/or provisions that are amended and/or added in this Addendum. The sections that are amended and/or added shall supersede the said in the Primary Agreement. The other terms of the Primary Agreement shall fully apply and shall remain intact in respect of the lease of the Additional Leased Premises and the Leased Premises and the Authorized Area.

Declarations of the parties

4.	The Lessee declares that it is familiar with the Park, the Building and the Additional Leased Premises and that it inspected them, their surroundings, their physical and legal condition and the plans and the licenses in connection therewith, their zoning classification and any other matter that might have an effect on its engagement in this Addendum and found all compatible with its requirements and specifications in every respect. Subject to the delivery of the Additional Leased Premises to the Lessee in their condition “as-is” and subject to the veracity of the declarations of the Lessor in section 5 hereunder, the Lessee hereby waives any allegation, right and claim relating to the Additional Leased Premises, the options of use thereof and its engagement in this Addendum except for allegations regarding latent failures and/or defects, to the extent that these are detected, and that the Lessee could not have detected on the Delivery Date by conducting a professional inspection and except for a latent failure and/or defect that were known to the Lessor and that the Lessor did not disclose to the Lessee.

5.	The Lessor declares that the Additional Leased Premises are built in accordance with construction permits issued by law and that Form 4 (Certificate of Occupancy) was issued in respect whereof and that to the best of its knowledge there is no statutory and/or contractual preclusion preventing the engagement of the Lessor in this Addendum when this declaration is subject to the condition precedent specified in sections 31 and 32 of this Addendum.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

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Delivery of the Additional Leased Premises

6.	The Additional Leased Premises shall be delivered to the Lessee in their physical condition “as-is”. The estimated delivery date shall be in 14 days as of the date of signing this Addendum (hereinafter: “Delivery Date”). The Lessor shall be entitled to delay the Delivery Date by delivery of a written notice to the Lessee 3 days in advance for any reason, when in any event the Delivery Date shall not be later than 30 days as of the date of signing this Addendum and in accordance with the provisions set forth in sections 31 and 32 hereunder.

7.	By receiving the Additional Leased Premises to its possession on the Delivery Date and subject to the said in the delivery protocol that is signed between the parties at the time of delivery of possession, the Lessee confirms the receipt of the Additional Leased Premises to its satisfaction and in accordance with the provisions set forth in this Addendum and the Lease Agreement and waives any allegations regarding a defect and/or lack of conformity in connection therewith in accordance with the provisions set forth in section 4 above and subject to the declarations of the Lessor in section 5 above.

8.	As of the Delivery Date of the Additional Leased Premises the Lessee shall incur any payment applicable to a lessee in the property including electricity, water, municipal taxes and any other payment applicable to the Lessee in the Additional Leased Premises in accordance with the Lease Agreement.

Term of Lease in the Additional Leased Premises and extension of the Term of Lease in the Leased Premises and in the Authorized Area

9.	The Term of Lease in the Additional Leased Premises shall take effect on the Delivery Date within its meaning above and shall expire on January 31, 2022 (hereinafter: “Term of Lease in the Additional Leased Premises”).

10.	The Term of Lease in the Leased Premises and in the Authorized Area will be extended for an additional period of 60 months as of February 1, 2017 and until January 31, 2022 (hereinafter: “Additional Term of Lease in the Leased Premises and in the Authorized Area”).

11.	Subject to the fulfillment of all the cumulative conditions specified hereunder the Lessee is hereby granted the option (hereinafter: “the Option”) to extend the Term of Lease in the Additional Leased Premises and the Additional Term of Lease in the Leased Premises and in the Authorized Area for a term of lease of 60 months as of expiration of the Term of Lease in the Additional Leased Premises and the expiration of the Term of Lease in the Leased Premises and in the Authorized Area, that is to say, as of February 1, 2022 and until January 31, 2027 (hereinafter: “Additional Term of Lease in the Additional Leased Premises” or “The Second Additional Term of Lease in the Leased Premises and in the Authorized Area” as the case may be):

11.1.	The Option shall take effect automatically unless the Lessee delivered written notice to the Lessor 180 days in advance prior to expiration of the Term of Lease in the Authorized Area or the expiration of the Additional Term of Lease in the Leased Premises and in the Authorized Area stating that it does not exercise the option for the extension of the Term of Lease.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

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11.2.	The Lessee did not commit a fundamental breach or a repeated breach of the Primary Agreement and this Addendum during the entire Term of Lease in the Additional Leased Premises and the Additional Term of Lease in the Leased Premises and in the Authorized Area.

Rent in the Additional Leased Premises and in the Leased Premises

12.	As of the Delivery Date in the Additional Leased Premises and until January 31, 2017 the monthly rent in the Additional Leased Premises shall be in the amount of NIS 35 plus statutory VAT for each 1sqm gross of the area of the Additional Leased Premises linked to the index of December 2015 that was published on January 15, 2016 and that was 535.3583 points (1987 base).

13.	As of February 1, 2017 and until expiration of the Term of Lease in the Additional Leased Premises, that is to say, until January 31, 2022, and during the Additional Term of Lease in the Leased Premises and in the Authorized Area the monthly rent in the Additional Leased Premises and in the Leased Premises shall be in the amount of NIS 30 plus statutory VAT for each 1sqm gross of the area of the Additional Leased Premises and the Leased Premises, linked to the index specified in section 12 above.

14.	Monthly rent during the Additional Term of Lease in the Additional Leased Premises and in the Second Term of Lease in the Leased Premises and in the Authorized Area shall be according to its rate in the last month of the Term of Lease in the Additional Leased Premises and the Additional Term of Lease in the Leased Premises and in the Authorized Area (including linkage differentials) and in addition to 10% thereof in the beginning of the period.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

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15.	Maintenance fees in respect of the Additional Leased Premises during the terms of lease in the Additional Leased Premises shall be in an amount equal to Cost + 15% for 1sqm of the gross area of the Additional Leased Premises in addition to statutory VAT. Solely for the purpose of indication, the Lessee is aware that as of 2015 the maintenance fees were NIS 4.7 for each 1sqm gross of the area of the Additional Leased Premises in addition to statutory VAT, linked to the index specified in section 12 above (hereinafter: “Maintenance Fees”).

16.	Everything stated in the Lease Agreement with relation to the Rent, to the extent that it is in contradiction to the said in this Addendum, shall also apply with relation to the Rent paid in respect of the Additional Leased Premises in accordance with this Addendum.

Adjustment Works in the Additional Leased Premises

17.	The Lessor is aware that the Lessee intends to implement adjustment works in the Additional Leased Premises (hereinafter: “Adjustment Works”) as of the Delivery Date and subject to the deposit of the securities and the certificates of insurance as stated hereinabove and hereunder. The approval of the Lessor of the Adjustment Works implemented by the Lessee is conditional on the submission of all the plans that are drafted by the Lessee for the approval of the Lessor, including construction plans, air conditioning and electricity plans, detailed and in a level of construction plans prior to implementation thereof (hereinafter: “Lessee’s Plans”).

18.	The Lessee shall not be entitled to implement any work in the Additional Leased Premises without obtaining the prior and written approval of the Lessor.

19.	The Lessee shall be solely responsible to obtain any license and/or permit, to the extent required, for the purpose of implementing the Adjustment Works.

20.	The Lessee shall be solely liable for the implementation of the Adjustment Works in the Additional Leased Premises, including all insurances required in connection therewith. The Lessee shall present to the Lessor the Certificate of Insurance for the Lessee’s Works in the form enclosed as Appendix C-1 of this Addendum, signed by the insurer on behalf of the Lessee prior to and as a condition for the delivery of the Additional Leased Premises to the Lessee.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

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21.	The Lessee shall implement the Adjustment Works in such manner that will not cause any disturbance to the other lessees in the Park and the Building and shall be responsible towards the Lessor and towards any third party for any damage and/or loss caused, if caused, in the course of and/or following the implementation of the Lessee’s Works to the body and/or the property and/or the Leased Premises and/or the Building and/or surroundings and/or contents thereof. For the purpose of this matter it is clarified that the approval of the Lessor for the Lessee’s Works shall not impose any liability on the Lessor.

22.	The Lessor shall be entitled to enter the Additional Leased Premises at any time during the implementation of the Adjustment Works after advance coordination with the representative on behalf of the Lessee except for emergencies when the Lessor shall be entitled to enter without advance coordination in order to oversee their implementation and to inspect the fulfillment of the undertakings of the Lessee. This provision shall not impose on the Lessor any liability or derogate from the liability of the Lessee.

23.	The Lessee undertakes to repair any damage and/or breakdown caused following the implementation of the Adjustment Works. In case the Lessee does not act in the said manner the Lessor shall be entitled to take the said action at the expense of the Lessee and after delivery of a written notice to the Lessee regarding its intention to act in the said.

24.	The Lessee shall be solely liable for the equipment and the materials that will be brought by the Lessee for the purpose of implementing the Adjustment Works. The Lessee shall not be entitled to store materials and equipment outside the Additional Leased Premises without obtaining the prior and written approval of the Lessor.

25.	The Lessee shall assure that contractors on its behalf follow the instructions of the Lessor and act in accordance with the work procedures prescribed by the Lessor, to the extent that there are any.

Securities in connection with the Additional Leased Premises

26.	In order to assure the fulfillment of all the undertakings of the Lessee towards the Lessor in anything related to the Additional Leased Premises, and without derogating from the undertakings of the Lessee with relation to the Leased Premises and the Authorized Area, at the time of signing this Addendum and as a condition for the delivery of possession in the Additional Leased Premises to the Lessee the Lessee shall deposit with the Lessor a bank guarantee in an amount that is equal to the amount of the Rent and the Maintenance Fees in the Additional Leased Premises, in addition to statutory VAT in respect of 6 (six) months of lease in the amount of NIS 87,444 in addition to VAT, in the form enclosed as Appendix D of this Addendum.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

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27.	For the avoidance of doubt it is clarified that the Lessor shall be entitled to use any of the securities it holds and shall be entitled to exercise the said securities up to the amount due to the Lessor from the Lessee, at its sole discretion, in circumstances of breach of fundamental undertakings of the Lessee, whether in connection with the Leased Premises and the Authorized Area and in connection with the Additional Leased Premises and provided that it acted in accordance with the provisions set forth in the Primary Agreement and this Addendum in the exercise of the securities.

Insurance

28.	The insurance sections in the Primary Agreement shall be deleted and the parties shall act in accordance with the insurance provisions specified in the “Insurance Appendix” marked as Appendix C and in accordance with the certificates of insurance marked as Appendix C1 and Appendix C2.

Electricity

29.	The Lessee declares and confirms that it is aware that the Lessor shall be entitled to determine that the supply of electricity to the Additional Leased Premises shall be made by supply of electricity in bulk by the Lessor in the manner and under the terms set forth in Appendix E of this Addendum and that the Lessee grants its approval in connection therewith.

30.	In accordance with the provisions set forth above, at the time of signing this Addendum the Lessee shall sign a letter of application for cancellation of connection in low voltage to Israel Electric Corp. and a letter of undertaking and irrevocable approval for the supply of electricity in bulk in the form enclosed as Appendix F of this Addendum.

Condition precedent

31.	The Lessee is aware that at the time of signing this Addendum another lessee, Hi-tech Integrated Systems Ltd (hereinafter: “the Other Lessee”) that is in stay of proceedings, possesses the Leased Premises, and that the provisions set forth in this Addendum pertaining to the Additional Leased Premises and their lease to the Lessee are conditional on a condition precedent that is obtaining the approval of the Court as part of the stay of proceedings of the Other Lessee regarding the termination of the engagement between the Other Lessee and the Lessor in connection with the Additional Leased Premises (hereinafter: “Condition Precedent”) until expiration of a period of 30 days as of the date of signing this Addendum.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

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32.	To the extent that the Condition Precedent is not satisfied as aforesaid, the provisions set forth in this Addendum pertaining to the Additional Leased Premises and their lease to the Lessee shall be deemed null and void.

33.	The other provisions set forth in the Primary Agreement that were not amended in this Addendum shall be in full force and effect and shall bind the parties also in respect of the Additional Leased Premises and in respect of the Leased Premises and the Authorized Area during the Additional Terms of Lease set forth in this Addendum.

And in witness hereof the parties are hereby undersigned:

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]
The Lessee	The Lessor

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

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Appendix D

Conditions for supply of electricity in bulk

The Lessee declares that it is aware that the Lessor is the sole right holder towards Israel Electric Corp. in anything related to the supply and consumption of electricity to the Leased Premises and that the Lessor shall supply the electricity to the Leased Premises in the manner and under the terms set forth in this Agreement hereunder.

1.	Introduction

As used in this Agreement, the following terms shall have the respective meanings set forth beside them below:

“The Agreement”	–	The Lease Agreement that was signed between the Lessor and the Lessee on [handwritten: 16.6.06] and additions thereof, to the extent that there are any.

“The Leased Premises,” “the Park,” “the Building”	–	Within their meaning in the Agreement.

“The Engineer”	–	An electrical engineer or a certified electrician that are in charge of the electricity system in the Park and/or in the Building.

“Electricity Services”	–	The supply of electricity, the maintenance of electrical installations that will be installed in the Park and/or in the Building and/or in the Leased Premises by the Lessor, the insurance of electrical installations as aforesaid, operation and maintenance of the electricity control systems in the Park and facilities thereof however except for the electricity installations that are installed in the Leased Premises by the Lessee.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

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2.	General

2.1.	All Electricity Services to the Leased Premises shall be provided by the Lessor.

2.2.	Billing the Lessee for the provision of the Electricity Services shall be made based upon the reading of an electricity meter that will measure the supply of electricity to the Leased Premises, in addition to charges in respect of [handwritten: fixed] use as stated in this Appendix hereunder.

2.3.	The Lessee hereby reiterates its undertaking to use solely the Electricity Services that are provided by the Lessor and it shall not approach Israel Electric Corp. with a request to install a separate meter and/or a separate and/or direct supply of electricity and/or to make direct payment to IEC. The Lessee shall incur all the losses of the Lessor in the event the Lessee presents such a request as aforesaid. The foregoing shall not derogate from the right of Israel Electric Corp. Ltd to connect the Lessee directly to the electricity network and the supply of Electricity Services that are provided by the IEC at its sole discretion and following coordination with the Lessor.

2.4.	The Lessee shall have no claim on any grounds against the IEC in respect of failure to supply electricity and/or disruptions in its supply, including in respect of electronic or other equipment that is installed by the Lessee, if installed, in the Leased Premises. The Lessee undertakes to indemnify the IEC in respect of any expense and damage caused to it as a result of any claim in connection with the matters specified above on behalf of an invitee and/or an authorized person on behalf of the Lessee. This section shall not exempt any other person or entity from their liability by law.

2.5.	The Lessor shall provide to the Lessee Electricity Services to the Leased Premises when the manner of use of the electricity in the Leased Premises themselves shall be subject to the discretion of the Lessee and in accordance with the provisions set forth in any law and/or condition and/or rules regarding electricity and use thereof and subject to the other provisions set forth in this Appendix.

2.6.	All facilities, equipment, systems and the like that are related to the supply of electricity to the Park and/or the Building in general and to the Leased Premises that were leased to the Lessee in particular shall be designed according to the best judgment of skilled professionals in this field on behalf of the Lessor, and in the quality, standard, quantity, size, type and the like as determined by the said professionals.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

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3.	Allocation of payments

At the time of making each payment by the Lessee the Lessor shall be entitled to determine, at its discretion, the account to which the amount billed will be paid. For the avoidance of doubt, as long as the Lessor does not notify the Lessee otherwise, each payment that is made by the Lessee shall be allocated first in respect of Rent and then in respect of Maintenance Fees, electricity and afterwards in respect of the other expenses according to their order.

4.	Inspection of electrical facilities in the Leased Premises

4.1.	The Lessor shall be entitled to visit the Leased Premises at any reasonable time upon delivery of advance notice and inspect the safety and compliance of any electrical facility with the customary safety standards.

4.2.	In case the Engineer is of the opinion that a certain electrical facility that was installed in the Leased Premises might cause damage to the general electricity system in the Park and/or in the Building and/or that it may cause a safety nuisance and risk and/or that it does not comply with customary safety standards and/or that the load that it puts on the electricity supply system might disrupt the operation of the system – the Engineer shall be entitled to demand the repair and/or replacement and/or the modification of the facility and the Lessee undertakes to take all measures that are required for the purpose of fulfilling the requirement of the Engineer in 14 days.

4.3.	The Lessee shall be held liable for any damage caused to the property and/or the electrical facility in the Leased Premises and/or in the electricity System outside the Leased Premises as a result of the operation of a defective electrical facility as stated above.

5.	Modifications and additions in the electricity system

The Lessee shall not be entitled to implement any additions and/or modifications and/or additions to the electricity supply facilities that will be provided to the Leased Premises without obtaining the prior and written approval of the Lessor. The Lessor shall be entitled to disconnect and/or remove immediately any extension, modification, addition and the like that were implemented without obtaining the prior and written approval of the Lessor and at the expense of the Lessee, without derogating from the liability of the Lessee for any damage caused to the electricity supply facilities as a result of such work as aforesaid.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

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Any modification, extension and/or addition in the electricity supply facilities that is required by the Lessee beyond this Agreement and that are approved by the Lessor as stated above shall require additional payment.

6.	Access and maintenance of electricity facilities

6.1.	The Lessee shall grant access to any qualified employee on behalf of the Lessor at any reasonable hour to any electrical facility in the Leased Premises for the purpose of inspection, testing, installation, repair, replacement of defective parts, removal, dismantling, assembly and other works that the Lessor deems necessary in the electrical facilities that provide Electricity Services to the Leased Premises.

6.2.	For the purpose of implementing the works as aforesaid the Lessor shall be entitled to disconnect temporarily and for the period of time that is required, however following advance coordination with the Lessee, to the extent possible, the electricity supply to the Leased Premises and provided that the period of time in which the electricity supply to the Leased Premises is reasonable while taking into account the type of the work in the Leased Premises.

6.3.	The Lessee shall take measures to remove and/or relocate any facility that may impede the access and implementation of the works as stated above.

7.	Ownership in instruments and equipment

Any device, accessory and any other item of equipment that are related to the electricity supply services that were installed by the Lessor shall be the exclusive property of the Lessor, whether or not the Lessee participated in the expenses of their purchase and/or installation and/or connection and the like of the said equipment.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

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8.	Liability for the property of the Lessor

8.1.	The Lessee shall be prohibited from performing any work of any kind in the instruments, accessories and other equipment belonging to the electricity supply systems of the Leased Premises without obtaining the prior and written approval of the Lessor for the implementation of works not by the Lessor as aforesaid.

8.2.	The Lessee shall be responsible for protecting all the equipment specified above including integrity thereof during the entire term of lease and/or the use of the Leased Premises and shall be held liable towards the Lessor for any damage caused to the equipment that does not derive from reasonable wear.

9.	Supply of electricity by the Lessee

The Lessee may not supply and/or sell electricity and/or to provide any Electricity Services that were provided to it by the Lessor whether or not for payment and in any other manner to authorized persons and to other possessors in accordance with the Agreement unless the electricity supply is in the area of the Leased Premises.

10.	Limitation of liability of the Lessor in power outages

10.1.	The Lessor shall be entitled to disconnect or limit the supply of Electricity Services to the Leased Premises and to other locations in the Building and/or the Park in the following circumstances:

10.1.1.	In any event of outage or limitation in the electricity supply emanating from an internal and/or external malfunction in the main electricity supply system in the Building and/or the Park, such as national or regional power outages emanating from the systems of the IEC or the internal power distribution network of the Building and/or the Park.

10.1.2.	In any event in which there is danger to the body or to property.

10.1.3.	In any other circumstances in which the Engineer instructs that such outage is necessary.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

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10.2.	In any event in which it is possible to notify the Lessee that there is a scheduled disruption of the provision of the Electricity Services the Lessor shall deliver advance notice in connection therewith in the manner prescribed by the Lessor.

10.3.	The Lessor shall not be held liable and shall not incur any damage caused to the Lessee in respect of power outages in the circumstances specified above and/or in any other circumstances over which the Lessor has no control.

11.	Contingencies

If as a result of a law, regulation, order or an action performed by a government authority or any other competent authority, there is a need, at the discretion of the Lessor, to implement any changes in the electricity supply system to the Leased Premises, the Lessor shall implement the said changes and the Lessee shall raise no allegations and/or claims in respect of the implementation of the change as aforesaid.

12.	Determining the electric power consumed in the Leased Premises

12.1.	The amount of electric power consumed in the Leased Premises is part of the components for which the Lessee shall pay usage fees for the provision of Electricity Services.

12.2.	The amount of electric power (in kWh) that the Lessee consumes in the Leased Premises shall be measured by a separate meter that will be installed in the meters cabinet in the Building and/or in any other location in the Park as determined by the Lessor.

12.3.	The reading of the meter will be made by the qualified employees on behalf of the Lessor or in computerized electronic means and shall serve as conclusive evidence with relation to the amount of electricity that was consumed.

12.4.	In case the meter did not function properly for a certain period of time, or did not operate at all, due to a malfunction or for any other reason, or in circumstances in which the Lessee consumed electricity in the Leased Premises not by the meter or in a manner that is not agreed in accordance with the Agreement and this Appendix, the Lessor shall make a calculation of the electricity consumed during the said period of time by way of an estimate according to the consumption rate in previous periods, and in case this is unnecessary, the estimate will be made by way of a comparison to the consumption in other areas in the Park where activities that are similar to the activities of the Lessee in the Leased Premises are performed.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

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12.5.	In case the Lessee disagrees with the estimates of the Lessor as stated in subsection 12.4 above, the Engineer shall decide in this matter and his decision may be appealed by the Lessee.

12.6.	In any other circumstances in which the Lessee disagrees with the manner of calculation of the electricity consumption in the Leased Premises, the Lessee’s arguments shall be examined by the competent employees on behalf of the Lessor and in case it is found in this examination that the calculation was inaccurate for a reason that is not contingent on the Lessee, the calculation will be corrected and the Lessee will be credited and/or debited, as the case may be, in the subsequent bill with the amount required following correction of the mistake.

12.7.	In any event of an inspection that is conducted at the request of the Lessee as stated above and in which it is found that the arguments of the Lessee are unfounded and that all the equipment that was installed by the Lessor works properly, the Lessee shall be required to incur the costs of the inspection in the amount that will be determined by the Lessor from time to time.

13.	Termination of supply of Electricity Services during the Term of Lease

13.1.	In any event in which the Lessee defaults in payment of any of the electricity bills delivered to it, the Lessor shall be entitled to disconnect the electricity supply to the Lessee after delivery of a written notice.

13.2.	In case of termination of the electricity supply as aforesaid, the Lessee shall solely incur all costs, damages and losses in respect of the said termination.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

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14.	Termination of provision of Electricity Services upon expiration of the Term of Lease

After the Lessor takes possession of the Leased Premises following the evacuation of the Leased Premises by the Lessee upon expiration of the Term of Lease or following any other circumstances in which the Lessee vacates the Leased Premises and terminates use thereof, whether in accordance with the Agreement and whether following breach thereof, the meter connected to the Leased Premises shall be read and its data shall be recorded. The said reading will be used in the final settling of accounts between the parties in anything related to the calculation of the payment that is due from the Lessee to the Lessor in respect of the provision of the Electricity Services.

15.	Payment in respect of the provision of Electricity Services

The rate that will be used for the purpose of charging the Lessee for the amount of electricity consumed in the Leased Premises shall be the rate that is customary from time to time in the IEC for electricity consumption in time of use in low voltage. The foregoing shall also apply to the payment required by the IEC as fixed payment.

16.	Payment dates

16.1.	The Lessee shall be obligated to pay to the Lessor the costs of use of the Electricity Services as stated above, according to the bill that will be submitted to the Lessee once a month.

16.2.	Payment for the supply of electricity shall be charged by the Lessor each month or every two months according to the customary practice in the IEC and according to the amount of electricity that was consumed. Payment will be charged in the manner that Maintenance Fees and/or Rent are collected or a payment that will be made directly to the bank account of the Lessor as provided from time to time in the bills for payment on the date provided by the Lessor and in accordance with the instructions set forth by the Lessor at its discretion.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

18

17.	Securities

The securities that the Lessee shall provide in accordance with the Agreement shall also be used as a security for the payment of the amounts that are due to the Lessor from the Lessee in respect of the provision of the Electricity Services during the current period of billing and a security for the liability of the Lessee for the protection of the electricity equipment that was provided by the Lessor. The Lessor shall be entitled, at its discretion, to use the securities and/or a part thereof to cover any amount that is due to the Lessor from the Lessee in respect of the use of the Electricity Services. In case the Lessor used the securities, in whole or in part, the Lessee shall be obligated, immediately upon receiving demand, to extend and/or make good the amounts of the securities. The provision of the securities as aforesaid shall not derogate from any other right of the Lessor in accordance with the provisions set forth in any law, in accordance with the Agreement and in accordance with this Appendix.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]
The Lessor	The Lessee

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

19

Appendix F

Application to cancel low voltage connection of the IEC and a letter of undertaking and irrevocable approval to switch to supply of electricity in bulk

To

Israel Electric Corp. Ltd – Rehovot District

Ayalot Investments (Ramat Vered) 1994 Ltd

Hereinafter: “the Owner”/“the Lessor”

I, the undersigned, SciVac Ltd, Company No. 513679555 (ID. No./Company No.) that leases the Leased Premises in the Rehovot Park, parcels 17 and 19 in block 3649 (hereinafter: “the Lessee”) handling IEC Contract no. ________________ hereby declare and undertake irrevocably as follows:

1.	As an electricity consumer in the Rehovot Park complex which is owned by the Owner whose details are specified above I request from Israel Electric Corp. Ltd to cancel the electricity connection that is registered in my name in the IEC including dismantling thereof. I am aware that after dismantling the said connection the electricity supply to the complex and to the Leased Premises shall be under the full responsibility of the Owner and/or anyone acting on their behalf and I find this acceptable.

2.	I am aware and I agree that the electricity supply to the complex and to the Leased Premises shall be changed to supply in bulk and that the Owner shall supply the electricity in the area of the complex (including switching from high voltage to low voltage).

3.	Since the Owner will supply the electricity in bulk to all electricity consumers in the complex by an electricity connection in bulk, it is known and I agree that the following conditions shall apply:

3.1.	The payments in connection with the supply of electricity for me shall be paid by me directly to the Owner.

3.2.	Any query I make from this date henceforth regarding the electricity supply in the complex will be delivered to the Owner only.

4.	In light of the foregoing, I, the Lessee, shall have no claims on any grounds against the IEC in respect of failure to supply electricity or disruptions in the supply of electricity.

[Signature and Stamp: SciVac Ltd. 513679555]
Date	Signature + Company Stamp + ID. No./Company No. ____________

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

20

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

21

Appendix B

Appendix B

2nd FLOOR

אילות השקעות
(רמת ורד) 1994 בע"מ

SciVac Ltd.
513679555

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

22

Insurance Appendix – Appendix C

1.	Works in the Leased Premises

1.1.	Subject to the provisions set forth in the Agreement in anything related to obtaining authorization to implement works in the Leased Premises, in case any works are implemented in the Leased Premises as aforesaid by the Lessee and/or anyone acting on its behalf at any time during the Term of Lease, the Lessee undertakes to present to the Lessor and the Management Company the Certificate of Insurance for the Lessee’s Works hereby enclosed with this Agreement constituting an integral part thereof and marked as Appendix C1 (hereinafter respectively: “Certificate of Insurance for the Lessee’s Works” and “Insurance of the Lessee’s Works”) signed by its insurer. The Lessee declares that it is aware that the presentation of the Certificate of Insurance for the Lessee’s Works as aforesaid is a condition precedent and a precondition for the implementation of any works in the Leased Premises and the Lessor and/or the Management Company shall be entitled, however not obligated, to deny from the Lessee to implement works in the Leased Premises in case the said certificate is not presented to them prior to start of implementation of the works.

2.	Permanent insurances

2.1.	During the entire Term of Lease the Lessee undertakes to arrange and maintain the insurances specified in the Certificate of Insurance enclosed with this Agreement and constituting an integral part thereof and marked as Appendix C2 (hereinafter respectively: “Lessee’s Permanent Certificate of Insurance” and “Lessee’s Permanent Insurances”).

2.2.	Without having to receive any demand from the Lessor and/or the Management Company, the Lessee undertakes to present to the Lessor and the Management Company, no later than the date of receiving possession in the Leased Premises or prior to the date of bringing any assets to the Leased Premises (except for assets that are included in the works that are insured under section 1.1 above) – upon the earlier – the Lessee’s Permanent Certificate of Insurance signed by its insurer. The Lessee declares that it is aware that the presentation of the Lessee’s Permanent Certificate of Insurance is a condition precedent and a precondition for receiving possession in the Leased Premises and/or for bringing any assets to the Leased Premises (except for assets that are part of the works that are insured under section 1.1 above) and the Lessor and/or the Management Company shall be entitled, however not obligated, to deny from the Lessee to receive possession in the Leased Premises and/or to bring assets as aforesaid in the event the certificate was not presented prior to the date specified above.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

23

2.3.	It is agreed that the Lessee shall be entitled not to arrange an insurance against glass breakage as stated in section 1 of the Lessee’s Permanent Certificate of Insurance, in whole or in part, however the said in section 2.7 hereunder shall apply in respect of any loss or damage due to glass breakage as if the said insurance was fully arranged.

2.4.	It is agreed that the Lessee shall be entitled not to arrange consequential loss insurance, in whole or in part, as stated in section (4) of the Lessee’s Permanent Certificate of Insurance however the exemption specified in section 2.7 hereunder shall apply as if the said insurance was fully arranged.

2.5.	If the Lessee deems that it is necessary to arrange an additional and/or supplemental insurance to provide insurance coverage for the Lessee’s works and/or for the Lessee’s Permanent Insurances the Lessee undertakes to arrange and maintain the additional and/or supplemental insurance as aforesaid. A clause regarding waiver of the right of subrogation shall be incorporated in each additional or supplemental insurance as aforesaid with respect to the Lessor and/or the Management Company and anyone acting on their behalf and towards other lessees, tenants and other right holders in the Building (hereinafter: “Other Right Holders”) on the condition that in the property insurance of the Other Right Holders as aforesaid and/or in the property chapter in the contractor insurance that the Other Right Holders arranged there is a waiver of the right of subrogation towards the Lessee and provided that the said waiver shall not apply in favor of a person who caused willful damage. The Lessee undertakes to update the sums insured in respect of the insurances that are arranged in accordance with sections (1) and (4) of the Lessee’s Permanent Certificate of Insurance from time to time so that they always reflect the full value of the insurance coverage that they provide.

2.6.	The Lessee exempts the Lessor and/or the Management Company and the Other Right Holders whose lease agreements or any other agreement that grants to the Other Right Holders rights in the Building as aforesaid include a parallel exemption towards the Lessee from liability in respect of damage for which it is entitled to indemnification in accordance with the insurances it undertook to arrange in accordance with the provisions set forth in section (1) of the Certificate of Insurance for the Lessee’s Works, sections (1) and (4) of the Lessee’s Permanent Certificate of Insurance and additional property insurances that the Lessee arranges as stated above (or for which it was entitled to indemnification if it had not been for the deductible amounts specified in the policies) however the said exemption from liability shall not apply in favor of a person who caused willful damage.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

24

2.7.	Upon expiration of the term of the Lessee’s Permanent Insurances the Lessee undertakes to deposit with the Lessor and/or the Management Company the Lessee’s Permanent Certificate of Insurance in respect of extension of its effect for one additional year. The Lessee undertakes to repeat and deposit the Lessee’s Permanent Certificate of Insurance on the required dates each insurance year and as long as this Agreement is in effect.

2.8.	Whenever the Lessee’s insurer notifies the Lessor and/or the Management Company that any of the Lessee’s Permanent Insurances is about to be terminated or change adversely, as stated in the final part of Appendix F1 and F2 as aforesaid, the Lessee undertakes to arrange the said insurance again and present a new Certificate of Insurance until the termination date or the date of the adverse change of the said insurance.

2.9.	The Lessor and/or the Management Company shall be entitled to inspect the Certificates of Insurance that are presented by the Lessee and the Lessee undertakes to implement any change or amendment that is required so as to make them compatible with the undertakings of the Lessee in accordance with this Agreement. The Lessee declares that the right of inspection of the Lessor and/or the Management Company with relation to the Certificates of Insurance and their right to instruct their amendment as stated above shall not impose on the Lessor and/or the Management Company and/or anyone acting on their behalf any obligation or responsibility in anything related to the Certificates of Insurance as aforesaid including the quality, scope and effect of the insurances that are arranged in accordance with the said certificates or in respect of lack thereof, and shall not derogate or add to any liability imposed on the Lessee in accordance with this Agreement.

2.10.	The Lessee undertakes to observe the terms set forth in the insurance policies it arranges and to make full and timely payment of the insurance premiums and assure that the Lessee’s Permanent Insurances are extended from time to time as required and shall be in effect during the entire Term of Lease.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

25

2.11.	The Lessee undertakes to uphold the reasonable safety procedures/instructions that are published (if published) from time to time by the Lessor and/or the Management Company. For the avoidance of doubt, it is hereby agreed that the liability limits that are required in accordance with the Certificates of Insurance are a minimal requirement that is imposed on the Lessee. The Lessee declares and confirms that it will be precluded from raising any allegations and/or demands towards the Lessor and/or the Management Company and/or anyone acting on their behalf in anything related to the liability limits as aforesaid. In this regard it is clarified that the arrangement of the said insurances by the Lessee shall not diminish or derogate in any manner from the undertakings of the Lessee in accordance with this Agreement and the arrangement of the said insurances shall not release the Lessee from its obligation to compensate the Lessor and/or the Management Company and/or any person in respect of any damage for which the Lessee is held liable in accordance with this Agreement.

2.12.	The Lessor undertakes to arrange and maintain, whether by itself and whether by the Management Company, and during the entire term of the Agreement and as long as the Leased Premises are occupied by the Lessee (upon the later) the insurances specified further below in this section with a legally licensed and reputable insurance company:

2.12.1.	Dwelling insurance (including the building of the Leased Premises) including all attachments and systems thereof, in reinstatement value, against loss or damage due to the customary risks in extended fire insurance including fire, smoke, lighting, explosion, earthquake, storm, flood, damage by fluids and splitting of pipes, impact by a vehicle, impact by an aircraft, riots, strikes, willful damage and damage caused by break-in. The said insurance shall include a clause regarding waiver of the right of subrogation towards the Lessee and/or its managers and/or employees and anyone acting on their behalf however the said waiver shall not apply in favor of a person who caused willful damage. For the avoidance of doubt it is agreed expressly that the said insurance shall not include any contents and/or addition, improvement or extension that were made by and/or on behalf of and/or for the Lessee and/or the Other Right Holders however shall include expressly any contents and/or addition improvement or extension that were made by and/or on behalf of and/or for the Lessor and/or the Management Company.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

26

2.12.2.	Consequential loss insurance providing insurance coverage for loss of rent, parking fees and management fees for damage that was caused to the structure of the Building (including the structure of the Leased Premises) due to the risks specified in section 2.16.1 above, for an indemnification period of 12 months. The said insurance shall include a clause regarding waiver of the right of subrogation in favor of the Lessee and anyone acting on its behalf however the said waiver shall not apply in favor of a person who caused willful damage.

It is agreed that the Lessor and/or the Management Company shall be entitled not to arrange a consequential loss insurance providing insurance coverage for the loss of rent, management fees and parking fees (if any) as stated in this section 2.16.1 above, in whole or in part, however the said in section 2.20 hereunder shall apply as if the said insurance was fully arranged.

2.12.3.	Third party liability insurance in a liability limit of $5,000,000 (five million U.S. dollars) per event and cumulatively in accordance with the policy, providing insurance coverage for the liability of the Lessor and the Management Company by law in respect of physical damage or damage to property that might be caused to the body and/or property of any person or legal entity in the Building. The said insurance shall not be subject to any restriction regarding liability arising out of fire, explosion, panic, hoisting, loading and unloading devices, animals, defective sanitary fixtures, poisoning, anything harmful in foods and beverages, strikes and lockouts, liability in respect of and towards contractors, subcontractors and their workers, and claims of subrogation by the National Insurance Institute. The insurance shall be extended to indemnify the Lessee and/or its managers and/or its employees in case it might be held liable for an act and/or omission of the Management Company and/or the Lessor and subject to the cross-liability clause according to which the insurance shall be deemed to have been arranged separately for each of the members of the insured.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

27

2.12.4.	Employers’ liability insurance providing insurance coverage for the liability of the Management Company and the Lessor towards their employees in respect of bodily harm and/or an occupational disease that might be caused to any thereof in the course of or following their work in the project and surroundings thereof in a liability limit of $1,000,000 per claimant, per event and cumulatively in accordance with the policy. The said insurance does not include any restriction regarding works in height and in depth, hours of work, baits and poisons and youth employment. The insurance shall be extended to indemnify the Lessee in case it is argued regarding the occurrence of any occupational accident and/or any occupational disease that the Lessee is held liable as an employer towards any of the employees of the Management Company and/or the Lessor.

2.13.	It is agreed that the Lessor and/or the Management Company shall be entitled, at their sole discretion, to arrange additional insurances in addition to the insurances that are specified in section 2.16 above. The said additional insurances shall include a clause regarding waiver of the right of subrogation towards the Lessee and/or its managers and/or its employees and/or anyone acting on its behalf however the said waiver shall not apply in favor of a person who caused willful damage.

2.14.	The Lessor exempts the Lessee, its managers, employees and anyone acting on its behalf in its name and in the name of the Management Company from liability for damage for which they are entitled to indemnification in accordance with the insurances that are arranged under sections 2.16.1 and 2.16.2 above (or for which they were entitled to indemnification if it had not been for the deductible amounts specified in the policies), however the said exemption from liability shall not apply in favor of a person who caused willful damage).

The terms set forth in the policies shall not fall below the terms set forth in the “Bit” insurance policy. The Lessor shall be responsible to innocent payment of the deductible amounts specified in the policies it arranged.

The Lessee declares that it shall raise no allegations and/or demands and/or claims against the Lessor and/or the Management Company and/or anyone acting on their behalf in respect of the quality and scope of the insurances that they arranged as stated above.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

28

Appendix C1: Certificate of Insurance for the Lessee’s Works

Date: _____________

To

Ayalot Investments (Ramat Vered) 1994 Ltd and/or Amot Investments Ltd and/or the parent company and/or subsidiaries (hereinafter individually and collectively: “the Lessor and/or the Management Company”).

Dear Sir/Madam,

Re:	Certificate of Insurance for SciVac Ltd (hereinafter: “the Lessee”), inter alia, in connection with the lease of the property ____________________ (hereinafter: “the Building”) in an area of approximately ______________ sqm gross (hereinafter: “the Leased Premises”).

We hereby confirm that as of __________ and until ______________ (hereinafter: “Period of Works” or “Insurance Period”) and during an extended maintenance period of 12 months (the Period of Works and the maintenance period shall be referred hereinafter collectively: “Maintenance Period”) our company arranged contractor insurance (Policy No. ___________) in the name of the Lessee, contractors and subcontractors (in any rank), the Lessor and the Management Company providing insurance coverage for the works that are implemented by the Lessee and/or anyone acting on its behalf (hereinafter: “the Works”) as specified hereunder, when the scope of insurance coverage that is provided in accordance with the said insurances does not fall below the scope of coverage that is provided in accordance with the policy known as “Bit,” “Migdal Bit,” “Menobit,” (or any other equivalent version at the time of arranging the insurance):

1.	Chapter 1 – “all-risk” insurance providing insurance coverage for the works in full value (including materials that are supplied by the Lessor and/or the Management Company) against unforeseen accidental physical loss or damage caused during the period of implementation of the works in the work site. This chapter includes a clause regarding waiver of the right of subrogation towards the Lessor and/or the Management Company and/or anyone acting on their behalf and towards other lessees, tenants and other right holders in the Building (the other lessees, tenants and right holders shall be referred hereinafter: “Other Right Holders”) on the condition that in the property insurance of the Other Right Holders there is a parallel clause regarding waiver of the right of subrogation towards the Lessee and/or in an agreement that grants rights in the Building to the Other Right Holders as aforesaid there is an exemption from liability in favor of the Lessee in respect of loss or damage caused to the property of the Other Right Holders due to the risks insured in chapter A (property) in the “Contractor insurance” or in the “extended fire” insurance however the said waiver shall not apply in favor of a person who caused willful damage. In addition, the chapter includes an express extension regarding surrounding property and property being worked upon in a liability limit in the amount of NIS 200,000 (two hundred thousand new Israeli shekels) per event and cumulatively for the Insurance Period.

2.	Chapter 2 – third party liability insurance for liability arising out of the works that are insured under chapter 1 above in a liability limit as stated hereunder. The chapter includes a cross-liability clause according to which the insurance shall be deemed to have been arranged separately for each of the members of the insured. Except for the property insured under chapter A above or in the dwelling insurance of the Lessor.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

29

Liability limit: _______________ per event and cumulatively in accordance with the policy (*).

The said chapter is extended to include the following:

A.	Claims of subrogation by the National Insurance Institute.
B.	Bodily harm deriving from the use of heavy equipment that is a motor vehicle and when there is no obligation to arrange compulsory insurance for the said vehicle.
C.	Liability for damage that is caused to vibrations and weakening of supports in a liability limit in the amount of NIS 1,000,000 per event and cumulatively for the Insurance Period.

3.	Chapter 3 – employers’ liability insurance in accordance with the provisions set forth in the Civil Wrong Ordinance [New Version] and/or the Liability for Defective Products Law, 5740-1980 providing insurance coverage to any of the employees of the insured that are employed in the performance of the works that are insured under chapter 1 (Property) above in respect of bodily harm or an occupational disease that might be caused to any thereof in the course of and following their employment as aforesaid, in a liability limit of NIS 20,000,000 per claimant, per event and cumulatively in accordance with the policy. The said insurance does not include any limitation regarding works in height and in depth, hours of work, baits and poisons, contractors, subcontractors and their workers and youth employment.

The policy specified above shall supersede any insurance that was arranged by the Lessor and/or the Management Company and we waive any allegation and/or demand regarding the participation of the insurances of the Lessor and/or the insurances of the Management Company. In addition, breach of the terms and provisions set forth in the policy in good faith by the Lessor and/or anyone acting on its behalf shall not derogate from the rights of the Lessor and/or the rights of the Management Company to recover indemnification in accordance with the policy. In addition, we undertake that the policy specified above shall not be canceled and shall not change adversely during the Insurance Period unless a written notice is delivered in registered mail to the Lessor and the Management Company at least 60 days in advance. For the avoidance of doubt, we confirm that the Lessee shall be solely responsible to pay the insurance premiums for the said policy and shall incur the deductible amount applicable to the policy as aforesaid.

The insurances specified in this Certificate of Insurance are in accordance with the terms set forth in the original policies to the extent that these were not modified in this Certificate and provided that the said modification shall not derogate from the terms set forth in the original policies.

Sincerely,

(Stamp of Insurer)	(Signature of the Insurer)	(Name of Signatory)	(Position of Signatory)

(*)	The liability limit shall be in an amount equal to NIS 8,000 multiplied by the area of the Leased Premises in sqm, however the said amount shall not fall below NIS 1,000,000 (one million new Israeli shekels) and shall not be greater than NIS 2,000,000 per event and cumulatively for the Insurance Period.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

30

Appendix C2: Certificate of Permanent Insurances of the Lessee

Date: [handwritten: 21.8.16]

To

Ayalot Investments (Ramat Vered) 1994 Ltd and/or Amot Investments Ltd and/or the parent company and/or subsidiaries (hereinafter individually and collectively: “the Lessor and/or the Management Company”)

Dear Sir/Madam,

Re:	Certificate of Insurance for SciVac Ltd (hereinafter: “the Lessee”), inter alia, in connection with the lease of the property ____________________ [handwritten: [illegible] Rehovot], (hereinafter: “the Building”) in an area of approximately ______________ sqm gross (hereinafter: “the Leased Premises”).

We hereby confirm that the Lessee maintains by us the insurance(s) specified hereunder for the insurance period(s) that was specified beside the said insurance(s) (hereinafter: “Insurance Period”) when the scope of insurance coverage that is provided in accordance with the said insurance(s) shall be in accordance with the insurance coverage provided in the “Bit 2013” version.

1.	Policy No. [handwritten: 00-09-185305-16-3] for the period from [handwritten: 1.2.16] and until [handwritten: 31.1.17]

Contents insurance for the Leased Premises and for any other property brought to the Leased Premises and/or the Building by or for the Lessee (including equipment, furniture, facilities and stocks) and any modification, improvement and addition to the Leased Premises that were implemented and/or that will be implemented by and/or for the Lessee in full value and based upon reinstatement value (except for stocks that will be insured in indemnification values) against loss or damage due to the risks insured in “extended fire” insurance: smoke, fire, lighting, explosion, earthquake, storm, flood, damage by fluids and splitting of pipes, impact by a vehicle, impact by an aircraft, riots, strikes, willful damage, glass breakage and break-in. The insurance includes a clause stipulating that the insurer waives the right of subrogation towards the Lessor and/or the Management Company and/or anyone acting on their behalf and towards other lessees, tenants and right holders in the Building (the other lessees, tenants and right holders shall be referred collectively hereinafter: “Other Right Holders”) on the condition that in the property insurance of the Other Right Holders there is a parallel clause regarding waiver of the right of subrogation towards the Lessee and/or in an agreement that grants the Other Right Holders as aforesaid rights in the Building there is an exemption from liability in favor of the Lessee in respect of loss or damage that might be caused to the property of the Other Right Holders due to the risks insured in “extended fire” insurance; however the said waiver shall not apply in favor of a person who caused willful damage.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

31

2.	Policy No. [handwritten: 00-06-176192-16-2] for the period from [handwritten: 1.2.16] and until [handwritten: 31.1.17]

Third party liability insurance providing insurance coverage for the statutory liability of the Lessee for bodily harm or damage to property that was caused to the body and/or the property of any person or entity in the Leased Premises and surroundings thereof in a liability limit as specified hereunder. The insurance shall not be subject to any limitation in respect of liability arising out of fire, explosion, panic, hoisting, loading and unloading devices, defective sanitary fixtures, poisoning, anything harmful in foods and beverages, strikes and lockouts, liability in respect of and towards contractors, subcontractors (in any rank) and their workers, animals, and claims of subrogation by the National Insurance Institute. The insurance is extended to indemnify the Lessor and/or the Management Company in case they are held liable for an act and/or omission of the Lessee and/or anyone acting on its behalf subject to a cross-liability clause according to which the insurance shall be deemed to have been arranged separately for each of the members of the insured.

Liability limit in the amount of [handwritten: NIS 20,000,000] per event and cumulatively in accordance with the policy (*)

3.	Policy No. [handwritten: 00-04-092914-16-2] for the period from [handwritten: 1.2.16] and until [handwritten: 31.1.17]

Employers’ liability insurance providing insurance coverage for the liability of the Lessee in accordance with the provisions set forth in the Civil Wrong Ordinance [New Version] and/or the Liability for Defective Products Law, 5740-1980 towards its employees in respect of bodily harm and/or an occupational disease that might be caused to any thereof in the course of and following their work in the Leased Premises and surroundings thereof, in a liability limit of NIS 20,000,000 per event and cumulatively in accordance with the policy. The insurance does not include any limitation regarding works in height and in depth, hours of work, baits and poisons and lawful youth employment. The insurance is extended to indemnify the Lessor and/or the Management Company in case it is stated, regarding the occurrence of any occupational accident and/or an occupational disease that any of them is held liable as an employer towards any of the employees of the Lessee.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

32

4.	Policy No. [handwritten: 00-09-185305-16-3] for the period from [handwritten: 1.2.16] and until [handwritten: 31.1.17]

Consequential loss insurance providing insurance coverage for loss of gross earnings of the Lessee [expressly, except for loss of rent, parking fees and management fees to the Lessor and the Management Company] due to loss or damage caused to the property insured under section 1 above as a result of one of the risks that are insured under section 1 above (except for break-in, “all-risk” extension, property in transit and electricity section) for an indemnification period of 12 months. The insurance includes a clause stipulating that the insurer waives the right of subrogation towards the Lessor and/or the Management Company and/or anyone acting on their behalf and towards the Other Right Holders on the condition that in the consequential loss insurance of the Other Right Holders there is a parallel clause regarding waiver of the right of subrogation towards the Lessor and/or in an agreement that grants rights in the Building to the Other Right Holders there is an exemption from liability in favor of the Lessee in respect of consequential loss to the Other Right Holders due to the risks insured under the “extended fire” insurance however the said waiver shall not apply in favor of a person who caused willful damage.

We confirm that the said policy(s) supersede any insurance that is arranged by the Lessor and/or the Management Company and we waive any demand and/or allegation regarding the participation in the insurances of the Lessor and/or the Management Company. In addition, we confirm that failure to uphold the terms set forth in the policies and provisions thereof in good faith by the Lessee and/or anyone acting on its behalf shall not derogate from the right of the Lessor and/or the Management Company to indemnification in accordance with the policy(s). In addition, we undertake that the policy(s) shall not be canceled or change adversely during the Insurance Period unless the Lessor and/or the Management Company receive a notice to that effect in registered mail at least 30 days in advance. For the avoidance of doubt it is clarified that the Lessee shall be solely obligated to pay the insurance premiums in respect of the policy(s) and the payment of the deductible amounts in accordance with the said policies.

The insurances specified in this Certificate of Insurance are in accordance with the terms set forth in the original policies to the extent that these were not modified in this Certificate and provided that the said modification shall not derogate from the terms set forth in the original policies.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

33

Sincerely,

[Signed]	[Signed]	[Signed]	[Signed]
(Stamp of Insurer)	(Signature of the Insurer)	(Name of Signatory)	(Position of Signatory)

(*)	The liability limits shall be in an amount equal to NIS 14,000 multiplied by the area of the Leased Premises in sqm however shall not fall below NIS 2,000,000 (two million new Israeli shekels) and shall not be greater than NIS 20,000,000 (twenty million new Israeli shekels) per event and cumulatively in accordance with the policy.

The policies, including the liability limits specified in this Certificate, apply to all the works of all the entities specified in the policies including, inter alia, the works subject matter of the Certificate. The Certificate is issued subject to the terms and exclusions specified in the policies to the extent that they were not expressly modified.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

34

Appendix D

Bank Guarantee

To

Ayalot Investments (Ramat Vered) 1994 Ltd

Address _____________

Branch: _____________

Address:____________

Date:_______________

Dear Sir/Madam,

Re: Bank Guarantee no. _____________

1.	We hereby guarantee towards you to pay any amount up to a total amount of NIS 102,310 (one hundred and two thousand and three hundred and ten new Israeli shekels) that you will demand from SciVac Ltd Company No. 513679555 (hereinafter: “the Debtor”) in connection with a Lease Agreement that you signed with the Debtor.

This amount shall be linked to the consumer price index as published by the Central Bureau of Statistics from time to time in accordance with the following terms of linkage:

“Base Index” for the purpose of this Guarantee shall be the index of December 2015 that was published on the 15th of the subsequent month (or at about that time) at a rate of _____________ points.

“New Index” for the purpose of this Guarantee shall be the index that was recently published and prior to receiving your demand in accordance with this Guarantee.

Linkage differentials for the purpose of this Guarantee shall be calculated as follows: if it transpires that the New Index is higher compared to the Base Index, then the Guarantee amount shall be calculated increased by an identical rate to the rate of increase of the New Index compared to the Base Index. If the New Index is lower compared to the Base Index, we will pay you the amount specified in your demand up to the Guarantee amount without linkage differentials.

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]

35

2.	Upon receiving your first written notice, no later than ten days as of the date in which we received your demand that was delivered to our address specified above, we will pay you any amount specified in the demand and provided that the said amount will not be greater than the Guarantee amount in addition to linkage differentials and you will not be obligated to give reasons or prove your demand and you will not be obligated to demand the amount from the Debtor first.

3.	This this Guarantee shall be in effect until the ____ day in the month of ___________ in the year ________ (including) only and afterwards shall be null and void.
Any demand made in accordance with this Guarantee shall be received by us in writing in accordance with our address as stated above, no later than the said date and until the closing time of our branch for public reception.

4.	A written demand that is transmitted to the bank by fax shall also constitute a written demand for the purpose of this Guarantee.

5.	This Guarantee is nontransferable and non-assignable.

Sincerely,

______________ Bank

[Signature and Stamp: SciVac Ltd. 513679555]	[Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd]